Exhibit 10.12.1

FIRST AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”), is made and entered into as of September 12, 2024, by and between by and between DPIF2 WA 6 OXBOW, LLC, a Delaware limited liability company (“Seller”) and EXETER PROPERTY GROUP, LLC, a Delaware limited liability company (“Buyer”), with respect to the following facts:

RECITALS

A.          Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an Effective Date of July 31, 2024 (the “Original Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase Seller’s leasehold interest in that certain property commonly known as 2871 S. 102nd Street, Tukwila, Washington, on the terms and conditions set forth therein.

B.           Buyer and Seller each desire to amend the Original Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual agreements herein set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby agree to amend the Original Agreement as follows:

1.            Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement. From and after the date hereof, all references contained in the Original Agreement to “this Agreement” shall mean and refer to the Original Agreement, as amended by this Amendment. The “Agreement,” hereinafter, shall mean the Original Agreement, as amended by this Amendment.

2.            Ground Lessor Release. Seller hereby waives the requirement that the Ground Lessor Release be obtained as a condition precedent to Seller’s obligations under the Agreement. The form of Ground Lease Assignment shall be revised to remove the acknowledgment by Ground Lessor of the release by Seller upon assignment.

3.            Shoreline Monitoring and Maintenance Obligations. As a condition to the development of the Property, Seller was obligated pursuant to its Shoreline Substantial Development Permit to, among other improvements, restore with native vegetation a 100-foot shoreline buffer area abutting the Duwamish River (the “Shoreline Buffer Area”). In addition, the Shoreline Substantial Development Permit imposed a five (5) year monitoring and maintenance obligation on the Property with respect to the Shoreline Buffer Area (the “Shoreline Monitoring and Maintenance Obligation”). Seller has contracted with Soundview Consultants to monitor and prepare required annual reports in connection with Seller’s Shoreline Monitoring and Maintenance Obligation with respect to the period prior to the Closing Date. On and after the Closing Date, Buyer shall perform the remaining Shoreline Monitoring and Maintenance Obligation arising on and after the Closing Date and Buyer shall engage Soundview Consultants, or another qualified consultant selected by Buyer, to monitor and prepare the annual reports required by the Shoreline Substantial Development Permit. Seller represents and warrants that, as of the date hereof, (a) to Seller’s knowledge, Seller is in compliance with the terms and conditions of the Shoreline Monitoring and Maintenance Obligations, (b) Seller has not received any written notice or correspondence from any governmental or quasi-governmental authority of any violations of the Shoreline Monitoring and Maintenance Obligations which remain uncured. The provisions of this Section 3 of this Amendment shall survive the Close of Escrow.

4.            Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Signature pages may be detached from separate counterparts and combined into a single counterpart. Further, each party hereto may rely upon an electronically mailed signature of a counterpart of this Amendment or detached signature page therefrom that has been executed by any other party hereto as if the same were the executed original thereof, and the other party shall be bound thereby.

5.            Incorporation. Except as expressly modified by this Amendment, the Original Agreement remains unmodified and in full force and effect. This Amendment shall form a part of the Original Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

SELLER:

DPIF2 WA 6 OXBOW, LLC,
a Delaware limited liability company

By:	/s/ Doug Lanning
Name:	C. Douglas Lanning
Its:	Chief Financial Officer

BUYER:

EXETER PROPERTY GROUP, LLC,
a Delaware limited liability company

By:	/s/ J. Peter Lloyd
Name:	J. Peter Lloyd
Its:	Vice President